AMENDMENT NO. 1 TO TECHNOLOGY PURCHASE AGREEMENT

THIS AGREEMENT is dated effective this 28th day of October, 2014

AMONG:

JEAN ARNETT, businessperson, having an address at 121 - 3989 Henning Drive, Burnaby, BC  V5C 6N5

(hereinafter called “Arnett”)
OF THE FIRST PART
AND:

BRAD HARGREAVES, businessperson, having an address at 121 - 3989 Henning Drive, Burnaby, BC  V5C 6N5

(hereinafter called “Hargreaves”)
OF THE SECOND PART

(Arnett and Hargreaves collectively being the “Vendors”)

AND:
CELL MEDX CORP., a Nevada corporation having an address at 4575 Dean Martin Drive 2206, Las Vegas, Nevada 89103

(hereinafter called the “Company”)
OF THE THIRD PART

WHEREAS:

A. The Vendors and the Company are parties to that Technology Purchase Agreement dated effective as of the 16th day of October, 2014 (the “Technology Purchase Agreement”); and

B. The Vendors and the Company wish to amend the terms of the Technology Purchase Agreement as set forth herein,

NOW THEREFORE THIS AGREEMENT WITNESSES THAT for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1. Unless otherwise defined in this Agreement, capitalized terms used herein and in the recitals hereto shall have the meanings set forth in the Technology Purchase Agreement.

2. The parties agree that the Technology Purchase Agreement shall be, and hereby is, amended as follows:

(a) Section 3.1 of the Technology Purchase Agreement shall be deleted in its entirety and replaced with the following:

3.1  Closing.  Subject to the satisfaction or waiver of all of the conditions precedent to Closing as set out in this Agreement, Closing of the transactions contemplated herein shall take place at such place and time on the Closing Date as may be agreed to by the parties hereto.  The Closing Date shall be such date as is agreed upon by the parties hereto, but shall be no later than November 14, 2014.  Unless otherwise agreed to by each of the parties hereto, if Closing does not occur on or before November 14, 2014, this Agreement shall automatically be terminated and of no further force and effect except with respect to the provisions of Sections 5.6 and 5.8 of this Agreement.

(b) Section 3.2(d) of the Technology  Purchase Agreement shall be deleted in its entirety and replaced with the following:

(d)(i)Sequential resignations and directors resolutions such that the total number of directors of the Company shall be fixed at four (4) directors and that the Company’s board of directors shall consist of the following persons, and the following persons shall be appointed as executive officers of the Company as follows:

Name	Position
Frank E. McEnulty	Director and President and Chief Executive Officer
Yanika Silina	Director, Treasurer, Chief Financial Officer and Secretary
Jean M. Arnett	Director and Vice President, Corporate Strategy
Bradley S. Hargreaves	Director and Vice President, Technology and Operations

(ii)Notwithstanding the forgoing, if, on the Closing Date, the Company has not yet filed an information statement pursuant to Section 14(f) of the US Exchange Act and Rule 14f-1 thereunder, or less than 10 days has passed since the date such information statement was filed with the United States Securities and Exchange Commission (the “SEC”) and transmitted to the Company’s stockholders as required by Section 14(f) and Rule 14f-1 of the US Exchange Act, then on the Closing Date, the Company shall deliver or cause to be delivered to the Vendors sequential resignations and directors resolutions such that the total number of directors of the Company shall be fixed at two (2) directors and that the Company’s board of directors shall consist of the following persons, and the following persons shall be appointed as executive officers of the Company as follows:

Name	Position
Frank E. McEnulty	Director and President and Chief Executive Officer
Yanika Silina	Treasurer, Chief Financial Officer and Secretary
Jean M. Arnett	Director and Vice President, Corporate Strategy
Bradley S. Hargreaves	Vice President, Technology and Operations

As soon as reasonably practicable thereafter, and no later than 10 days after such information statement has been filed with the SEC and transmitted to the Company’s stockholders as required by Section 14(f) and Rule 14f-1 of the US Exchange Act, the total number of directors of the Company shall be fixed at four (4) directors and Yanika Silina and Bradley S. Hargreaves shall be appointed as directors of the Company in addition to the executive officer positions set forth above.

3. Except as modified by this Agreement, the Technology Purchase Agreement remains in full force and effect in accordance with its terms, and are hereby ratified and confirmed in all respect by the Company and the Vendors.

4. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterpart have been signed by each party hereto and delivered to the other parties.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

CELL MEDX CORP.
a Nevada corporation by its authorized signatory:	/s/ Jean Arnett
JEAN ARNETT

/s/ Frank E.McEnulty
Name: Frank E. McEnulty
Title: President, Chief Executive Officer,
Treasurer, Chief Financial Officer and Secretary

/s/ Brad Hargreaves
BRAD HARGREAVES